UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	001-15817 (Commission File Number)	35-1539838 (IRS Employer Identification No.)

One Main Street
Evansville, IN 47708
(Address of principal executive offices, including zip code)

(812) 464-1294
(Registrant's Telephone Number, Including Area Code)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

__ Written communications pursuant to Rule 425 under the Securities Act

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported in a Current Report on Form 8-K filed by Old National Bancorp ("ONB") on November 24, 2008, ONB, the wholly-owned subsidiary of ONB, Old National Bank ("Old National Bank"), and RBS Citizens, National Association ("RBS Citizens"), entered into a Purchase and Assumption Agreement (the "Purchase Agreement") on November 24, 2008 pursuant to which Old National Bank will purchase certain assets and assume certain liabilities (the "Purchase") of 65 branch offices of RBS Citizens located in the state of Indiana (collectively, the "Branches"). On March 20, 2009, ONB, Old National Bank and RBS Citizens entered into a First Amendment to the Purchase and Assumption Agreement (the "Amendment"). The Amendment modifies certain terms of the Purchase Agreement relating to the loans to be assumed by Old National Bank and various other matters, none of which are individually material to the transaction or ONB.

The foregoing description of the Amendment contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 2.1 hereto, and is incorporated into this report by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 20, 2009, ONB issued a press release announcing the closing of the acquisition by ONB of certain assets and assumption of certain liabilities relating to 65 branch offices of RBS Citizens located in the state of Indiana. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	First Amendment to Purchase and Assumption Agreement dated March 20, 2009, among Old National Bancorp, Old National Bank and RBS Citizens, National Association.
99.1	Press Release issued by Old National Bancorp dated March 20, 2009.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp
(Registrant)

Date: March 20, 2009

By: /s/ Jeffrey L. Knight
 Jeffrey L. Knight
Executive Vice President, Chief Legal Officer and
Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibits
2.1	First Amendment to Purchase and Assumption Agreement dated March 20, 2009, among Old National Bancorp, Old National Bank and RBS Citizens, National Association.
99.12	Press Release issued by Old National Bancorp dated March 20, 2009.